Exhibit 4.2

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                                 NYMAGIC, INC.,
                                    Company,

                                       and


                            WILMINGTON TRUST COMPANY,
                                     Trustee

                                 ---------------



                          FIRST SUPPLEMENTAL INDENTURE



                                 ---------------



                           Dated as of March 11, 2004



                           6.50% Senior Notes due 2014








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        THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental  Indenture")
is dated as of March 11, 2004 among NYMAGIC, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter called the
"Company"),   and  WILMINGTON   TRUST  COMPANY,   a  Delaware   banking  company
(hereinafter called the "Trustee"), not in its individual capacity, but solely as Trustee.

                                    RECITALS

        WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of March 11, 2004 (the "Original Indenture"; the Original Indenture, as amended and supplemented by this First Supplemental Indenture, is hereinafter called, the "Indenture"), providing for the issuance by the Company from time to time of its debt securities (the "Securities");

        WHEREAS, Section 901 of the Original Indenture provides that the Company may enter into a supplemental indenture to, among other things, establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture and any deletions from or additions or changes to the Original Indenture in connection therewith;

        WHEREAS, the Company proposes in and by this First Supplemental Indenture to supplement and amend the Original Indenture in certain respects to establish a series of Securities issued by the Company pursuant to the Indenture designated as the "6.50% Senior Notes due 2014;" and

        WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and has certified that all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

        NOW THEREFORE, for and in consideration of the premises and the purchase of the Notes (as defined below) by the Holders (as defined in the Original Indenture) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

        SECTION 1. Definitions.
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        (a) Terms used herein and not defined herein have the meanings  ascribed to such terms in the Original Indenture.

        (b) As used in this First Supplemental Indenture, the following terms have the meanings specified below:

        "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

        "Additional Notes" means any additional Notes which may be issued from time to time pursuant to a "re-opening" of the series of Notes as contemplated by Section 2(a).



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        "Certificated Notes" has the meaning provided in Section 2(b).

        "Closing Date" means March 11, 2004.

        "DTC Legend" means, collectively, legends substantially in the form appearing in the first and second paragraphs of Exhibit A hereto.

        "Exchange Offer" has the meaning set forth in the Initial Registration Rights Agreement.

        "Exchange Notes" means Notes that are Exchange Securities (as defined in the Registration Rights Agreement).

        "First Supplemental Indenture" means this First Supplemental Indenture dated as of March 11, 2004 among the Company and the Trustee, as originally executed and delivered or, if amended or supplemented as provided in the Indenture, as so amended or supplemented, and shall include the form and terms of the Notes established hereby.

        "Global Notes" has the meaning provided in Section 2(b). For purposes of clarity, it is hereby confirmed that the Global Notes constitute global Securities as referred to in the Original Indenture.

        "Initial Purchasers" means the initial purchasers named in the Purchase Agreement.

        "Initial  Registration  Rights Agreement" means the Registration  Rights
Agreement  dated  as of  March  11,  2004  among  the  Company  and the  Initial
Purchasers.

        "Notes" means the series of Securities issued pursuant to the Indenture designated as the 6.50% Senior Notes due 2014, including Notes initially issued on the Closing Date, any Exchange Notes or Private Exchange Notes issued in exchange for any other Notes, and any other Notes issued after the Closing Date under the Indenture. For purposes of the Indenture, all Notes, including, without limitation, Exchange Notes, Private Exchange Notes and Additional Notes, shall vote together and otherwise constitute a single series of Securities under the Indenture.

        "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the initial Notes held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

        "Private   Exchange  Notes"  means  Notes  that  are  Private   Exchange
Securities (as defined in the Registration Rights Agreement).

        "Private Placement Legend" means a legend substantially in the form of the legends appearing in the third, fourth and fifth paragraphs of Exhibit A hereto.

        "Purchase Agreement" means the Purchase Agreement dated as of March 4, 2004 among the Company, Keefe, Bruyette & Woods, Inc. and Ferris, Baker Watts, Incorporated.



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        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Registration Rights Agreement" means either (1) the Initial Registration Rights Agreement, or (2) with respect to any subsequent issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, entered into by the Company and the other parties thereto in connection with such issuance, or both, as the context shall require.

        "Regulation S" means Regulation S under the Securities Act or any successor thereto.

        "Resale  Restriction  Termination  Date"  has the  meaning  provided  in
Section 3(a).

        "Restricted Note" means any Note except for (i) an Exchange Note issued pursuant to the Exchange Offer, (ii) a Note which has been sold or transferred pursuant to an effective registration statement under the Securities Act, (iii) a Note from which the Private Placement Legend has been removed in accordance with the provisions of this First Supplemental Indenture, (iv) a Note which has been transferred in accordance with Rule 144 and (v) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Notes.

        "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Notes are offered to persons other than distributors (as defined in Regulation S) and (B) the date of issuance of the Notes.

        "Rule 144" means Rule 144 under the Securities Act or any successor thereto.

        "Rule 144A" means Rule 144A under the Securities Act or any successor thereto.

        "Transfer Certificate" means a Transfer Certificate substantially in the form included in Exhibit A hereto.

        "U.S. Person" means "U.S. person" as defined in Regulation S.

        SECTION 2. Creation of the Notes. Pursuant to Sections 201 and 301 of the Original Indenture, there is hereby created a new series of Securities designated as the "6.50% Senior Notes due 2014" and which are sometimes herein referred to as the "Notes." The Notes (including, without limitation, the Exchange Notes and Private Exchange Notes) shall be in substantially the form set forth in Exhibit A hereto, with such changes therein as may be authorized by any officer of the Company executing any Notes by manual or facsimile signature, such approval to be conclusively evidenced by the execution thereof by such officer. The Notes shall have the following terms:

        (a) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is limited to $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 905 or 1107 of the Original Indenture (including, without limitation, Exchange Notes or Private Exchange Notes issued in exchange for other Notes); provided, however, that such series may be re-opened by the Company for the issuance of Additional Notes, so long as any such Additional Notes have the same form and terms (other than date of



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issuance  and the date from which  interest  thereon  shall  begin to accrue and except that the form of such Additional Notes may refer to a different Registration Rights Agreement than the Notes issued on the Closing Date and such Additional Notes, if issued pursuant to a registration statement which is effective under the Securities Act, need not bear the Private Placement Legend and may omit the paragraph included in Exhibit A hereto which refers to the Registration Rights Agreement), and carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be re-opened if the Company has effected defeasance or covenant defeasance with respect to the Notes pursuant to Sections 402(2) or 402(3), respectively, of the Original Indenture or has effected satisfaction and discharge with respect to the Notes pursuant to
Section 401 of the Original Indenture; and provided, further, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

        (b) The Notes are to be issuable only as Registered Securities without Coupons. The Notes shall be issued in book-entry form and represented by one or more permanent global Notes registered in the name of a Depository or its nominee, the initial Depository for the Global Notes shall be The Depository Trust Company, the depository arrangements shall be those employed by whoever shall be the Depository with respect to the Global Notes from time to time, and the Trustee shall be entitled to make any endorsements on any Global Note to reflect any increases or decreases in the principal amount thereof. Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture (the "Rule 144A Global Note"), deposited on behalf of the purchasers of Notes represented thereby with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Notes resold outside the United States of America in reliance on Regulation S shall be issued in the form of a permanent global Note, also substantially in the form of Exhibit A (the "Regulation S Global Note"), deposited on behalf of the purchasers of Notes represented thereby with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note and the Regulation S Global Note are referred to collectively herein as the "Global Notes"). Each Global Note may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as provided in the Indenture. Notwithstanding the foregoing, certificated Notes in definitive form ("Certificated Notes") may be issued in exchange for Global Notes under the circumstances contemplated by the seventh paragraph of Section 305 of the Original Indenture.

        (c) The initial offering price of the Notes shall be 99.763% of the principal amount thereof, plus accrued interest, if any, from March 11, 2004.

        (d) The Stated Maturity of the Notes on which the principal thereof is due and payable shall be March 15, 2014.



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        (e) The  principal of the Notes shall bear interest at the rate of 6.50%
per annum from March 11, 2004 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on March 15 and September 15 (each, an "Interest Payment Date") of each year, commencing
September 15, 2004, to the Persons in whose names such Notes (or one or more Predecessor Securities) are registered at the close of business on the March 1 or September 1 immediately prior to such Interest Payment Dates (each, a "Regular Record Date") regardless of whether such Regular Record Date is a Business Day; provided that interest payable at Maturity shall be paid to Persons to whom principal is payable on such date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        (f) The Notes are redeemable, as a whole or from time to time in part, at the option of the Company on the terms and subject to the conditions set forth in the Original Indenture and in the form of Note attached as Exhibit A.

        (g) The Notes shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (except as provided in Article Five of the Original Indenture) and shall not be subject to a sinking fund or analogous provision.

        (h) The Corporate Trust Office of the Trustee in Wilmington, Delaware is hereby designated as a Place of Payment for the Notes.

        (i) The Company hereby appoints the Trustee, acting through the office of the Trustee located at 1100 North Market Street, Wilmington, Delaware, 19890-0001, as the Company's Office or Agency for the purposes specified in
Section  1002 of the  Original  Indenture;  provided,  however,  that subject to
Section 1002 of the Original Indenture, the Company may at any time remove the Trustee as its Office or Agency in the City of Wilmington, Delaware designated for such purposes and may from time to time designate one or more other Offices or Agencies for such purposes and may from time to time rescind such designation, so long as the Company shall at all times maintain an Office or Agency for such purposes in the City of Wilmington, Delaware or the Borough of Manhattan, The City of New York.

        (j) The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        (k) The principal of, premium, if any, and interest on the Notes shall be payable in Dollars.

        (l) Sections 402(2) and 402(3) of the Original Indenture shall apply to the Notes; provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Sections 402(2) and 402(3), respectively, only with respect to all (and not less than all) of the Outstanding Notes and (ii) in addition to the covenants subject to covenant defeasance expressly referred to in Section 402(3) of the Original Indenture, Sections 1010, 1011, 1012 and 1013 of the Original Indenture as amended by this First Supplemental Indenture shall be subject to covenant defeasance.



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        (m)   Anything  in  the   Indenture   or  the  Notes  to  the   contrary
notwithstanding, payments of the principal of and premium, if any, and interest on the Global Notes shall be made by wire transfer.

        (n) To the extent that any provision of the Indenture or the Notes provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Notes, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Notes. If Additional Interest shall be payable on any Note for any day then, for purposes of the immediately preceding sentence, the rate of interest borne by such Note for such day shall be the sum of the original interest rate on such Note plus the rate at which Additional Interest shall accrue on such Note for such day.

        (o) The Notes shall have such other terms and provisions as are set forth in the form of Note attached as Exhibit A hereto, all of which terms and provisions are incorporated by reference in and made a part of this First Supplemental Indenture as if set forth in full herein.

        (p) As used in the Indenture with respect to the Notes and in the certificates evidencing the Notes, all references to "premium" on the Notes shall mean any amounts (other than accrued interest) payable upon the redemption of any Notes in excess of 100% of the principal amount of such Notes.

        (q) As provided in the Registration Rights Agreement, Additional Interest may, subject to the terms and conditions specified therein, be payable on all or some of the Notes from time to time. Whenever in the Indenture (including, without limitation, this First Supplemental Indenture) or the Notes there is mentioned, in any context, the payment of the interest on the Notes, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the terms of the Registration Rights Agreement, and express mention of the payment of Additional Interest in any provision of the Indenture (including, without limitation, in this First Supplemental Indenture) or in the Notes shall not be construed as excluding Additional Interest in those provisions of the Indenture (including, without limitation, this First Supplemental Indenture) or the Notes where such express mention is not made.

        (r)  The  Notes  shall   constitute  the  Company's   unsecured   senior
Indebtedness and will rank equally with all of the Company's other unsecured senior Indebtedness.

        (s) Exchange Notes and Private Exchange Notes may from time to time be executed by the Company and delivered to the Trustee for authentication in accordance with the Original Indenture, and the Trustee shall thereupon authenticate and deliver said Exchange Notes or Private Exchange Notes, as the case may be, upon receipt and subsequent cancellation of an equal aggregate principal amount of Notes (or beneficial interests in Global Notes) tendered for exchange pursuant to the Exchange Offer (in the case of the Exchange Notes) or as contemplated by the Registration Rights Agreement (in the case of Private Exchange Notes), upon a Company Order without any further action by the Company.



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SECTION 3.     Special Transfer Provisions.
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(a)     Legend on Restricted Notes.

        (1) Each Restricted Note (including Global Notes and Private Exchange Notes) shall bear a Private Placement Legend until such time as such Note is exchanged for an Exchange Note pursuant to the Exchange Offer (it being understood that such Exchange Notes shall not bear the Private Placement Legend) or sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 (if available); provided that upon the request made by the Holder of any Restricted Note bearing a Private Placement Legend from and after the date of expiration of the holding period applicable to sales of such Note pursuant to Rule 144(k) (the "Resale Restriction Termination Date"), or from and after the date that such Note shall cease to be a Restricted Note, the Company will execute and the Trustee will authenticate and deliver, in exchange for such Note, a new Note in like aggregate principal amount but not bearing the Private Placement Legend. In connection with any request to remove the Private Placement Legend from a Note being transferred pursuant to Rule 144 prior to the Resale Restriction Termination Date, the Company may request that the transferor deliver such legal opinions and other certificates as the Company reasonably may require to confirm that such transfer is being made in accordance with Rule 144.

        (2) Each Note sold pursuant to Regulation S (including Global Notes and Private Exchange Notes) shall bear a Private Placement Legend until such time as such Note is exchanged for an Exchange Note pursuant to the Exchange Offer (it being understood that such Exchange Notes shall not bear the Private Placement Legend) or sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 (if available); provided that upon the request made by the Holder of any Note sold pursuant to Regulation S bearing a Private Placement Legend from and after the date of expiration of the Restricted Period, the Company will execute and the Trustee will authenticate and deliver, in exchange for such Note, a new Note in like aggregate principal amount but not bearing the Private Placement Legend.

        (3) Any Note issued upon registration of transfer or exchange of a Note which bears a Private Placement Legend shall, except as otherwise permitted pursuant to this First Supplemental Indenture, also bear a Private Placement Legend. Any Note issued upon registration of transfer or exchange of a Note which does not bear a Private Placement Legend shall not bear a Private Placement Legend.

        (4) Except in the case of Exchange Notes issued pursuant to the Exchange Offer, the Trustee shall not issue any Notes which do not bear the Private Placement Legend until it has received a Company Order and an Officers' Certificate from the Company directing it to do so.



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(b)     Book-Entry Provisions for Global Notes.

        (1) General. Transfers of a Global Note shall be limited as specified in the DTC Legend. Transfers and exchanges of beneficial interests in a Global Note may be made in accordance with the rules and procedures of the Depository, subject to the provisions of Section 3(c) to the extent applicable.

        (2) Exchange of Global Notes for Certificated Notes. Beneficial interests in Global Notes shall be exchangeable for Certificated Notes only under the circumstances specified in the seventh paragraph of Section 305 of the Original Indenture. In the event of such an exchange, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its interest in the Global Notes, an equal aggregate principal amount of Certificated Notes, registered in the names provided by the Depository; provided that any Certificated Notes issued in exchange for beneficial interests in Global Notes that bear a Private Placement Legend also shall bear such Private Placement Legend. In connection with each such exchange, the Trustee shall reflect on its books and records and by endorsement on the grid attached to the applicable Global Note the date and a decrease in the principal amount of such Global Note equal to the principal amount of the beneficial interest so exchanged. Except as provided in the seventh paragraph of Section 305 of the Original Indenture, beneficial interests in Global Notes may not be exchanged for, or transferred to Persons who will take delivery thereof in the form of, Certificated Notes.

        (3) Transfers Among Global Notes. In connection with any transfer of a beneficial interest in a Global Note to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the Trustee shall reflect on its books and records and by endorsement on the grid attached to such original Global Note the date and a decrease in the principal amount of such first Global Note equal to the principal amount of the beneficial interest to be so transferred, and shall also reflect on its books and records and on the grid attached to such second Global Note the date and an increase in the principal amount of such second Global Note equal to the principal amount of the beneficial interest to be transferred; provided that any transfer of a beneficial interest in a Global Note which is a Restricted Note to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note which is not a Restricted Note shall be effected only pursuant to the Exchange Offer or as otherwise permitted by this First Supplemental Indenture.

        (4) Transfers of Certificated Notes for Global Notes. In the event that Certificated Notes are issued under the circumstances specified in Section 3(b)(2) above and, thereafter, the Company permits Certificated Notes to be transferred to Persons who will take delivery thereof in the form of beneficial interests in Global Notes (it being understood that the Company shall not be required to permit any such transfer of a Certificated Note for beneficial interests in Global Notes), then in connection with any transfer of a Certificated Note to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note, the Trustee shall reflect on its books and records and on the grid attached to such Global Note the date and an increase in the principal amount




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



of such Global Note equal to the principal amount of the Certificated Note to be transferred, the Trustee shall cancel such Certificated Note and, if the entire principal amount of such Certificated Note is not being transferred, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes equal in principal amount to the principal amount not being transferred, registered in the name of the transferor.

(c)     Transfer Restrictions.

                (1) Transfers of Beneficial Interests in Global Notes. Beneficial interests in Global Notes may be transferred to Persons who will take delivery thereof in the form of beneficial interests in the same or other Global Notes, and may be exchanged for interests in other Global Notes, in accordance with the rules and procedures of the Depository; provided that, except for the issuance of beneficial interests in Exchange Notes in exchange for Restricted Notes pursuant to the Exchange Offer and as otherwise provided pursuant to this First Supplemental Indenture, a beneficial interest in a Global Note which is a Restricted Note may only be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note which bears the Private Placement Legend and a beneficial interest in a Global Note which is a Restricted Note may only be exchanged for an interest in a Global Note which bears the Private Placement Legend.

                (2) Transfers of Restricted Certificated Notes. In the case of any proposed registration of transfer or exchange of a Certificated Note which is a Restricted Note (including, if applicable, a transfer or exchange of a Certificated Note for an interest in a Global Note), the Security Registrar shall register the transfer or shall effect such exchange, as the case may be, if the transferor has executed a Transfer Certificate and checked an appropriate box on such Transfer Certificate and, in the case of a transfer pursuant to Rule 144A, the transferee has executed such Transfer Certificate, and the transferor has delivered such Transfer Certificate to the Trustee.

                (3) Other Transfers. In the case of any transfer or exchange of a Restricted Note the procedures and requirements for which are not addressed in this Section 3(c), such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company from time to time and which shall be consistent with the procedures and requirements set forth in this
        Section 3(c). In addition, notwithstanding the restrictions set forth in any Private Placement Legend, the Company may from time to time permit the transfer of Notes and beneficial interests in Global Notes to be made pursuant to exemptions from the registration requirements of the Securities Act in addition to the exemption provided by Rule 144, but subject to the Company having obtained such certifications, Opinions of Counsel or other documents as it may require to confirm that such transfer is exempt from such registration requirements.

                (4) Exceptions to Transfer Restrictions. The restrictions on transfer and other provisions set forth in this Section 3(c) and in the Private Placement Legend shall not be applicable with respect to any Restricted Note following the Resale Restriction Termination Date for such Note, or with respect to any Note sold pursuant to Regulation

        S, following the termination of the Restricted Period for such Note, and also shall not be applicable in the case of the exchange of Notes for Exchange Notes pursuant to the Exchange Offer or for Private Exchange Notes pursuant to the Registration Rights Agreement.

        (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note shall be deemed to have acknowledged the restrictions on transfer of such Note (or any beneficial interest therein) set forth in this First Supplemental Indenture and in such legend and to have agreed that it will transfer such Note (or any beneficial interest therein) only as provided in this First Supplemental Indenture. The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to Section 3(c). The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

        SECTION 4. Other Provisions.
                   ----------------

        (a) Amendment to Section 101 of the Original Indenture. Section 101 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding the following definitions in appropriate alphabetical sequence:

               "Capital Lease" means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

               "Capitalized Lease Obligations" means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with GAAP are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "Consolidated Indebtedness" means, as of the date of determination thereof and as determined in accordance with GAAP on a
        consolidated  basis,  without  duplication,   an  amount  equal  to  the
        aggregate principal amount of Indebtedness of the Company and its Subsidiaries.

               "Consolidated Shareholders' Equity" means, as of the date of determination thereof and as determined in accordance with GAAP on a
        consolidated  basis,  without  duplication,   an  amount  equal  to  the
        aggregate amount of shareholders' equity of the Company and its Subsidiaries as shown on the most recent quarterly or annual balance sheet of the Company and its Subsidiaries.

               "Consolidated Total Assets" means, as of the date of determination thereof and as determined in accordance with GAAP on a consolidated basis, without duplication, an amount equal to the total assets of the Company and its Subsidiaries.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

               "First Supplemental Indenture" means the First Supplemental Indenture dated as of March 11, 2004 among the Company and the Trustee.

               "Incur" means to directly or indirectly issue, create, assume, guarantee, incur, acquire or otherwise become liable for or with respect to, or become responsible for, the payment of, contingent or otherwise, such Indebtedness; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

               "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

               "Notes" has the meaning specified in the First Supplemental Indenture.

               "Permitted Indebtedness" means, without duplication, (i) Indebtedness under the Notes or any securities exchangeable therefor,
        (ii) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, completion or performance guarantees or standby letters of credit issued for the purpose of supporting such obligations and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business, (iii) Refinancing Indebtedness, or (iv) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets or the Capital Stock of Subsidiaries so long as such acquisition or disposition is permitted by this Indenture; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such acquisition or disposition.

               "Permitted Liens" means (i) Liens in existence on the date of the original issuance of the Notes; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens
        for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
        (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, maritime and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (v) Liens incurred or deposits or trust arrangements made to secure obligations arising from
        (a) state insurance department guarantee fund or other regulatory requirements, or (b) any insurance or reinsurance policy or agreement of any Restricted Subsidiary (vi) Liens incurred or deposits or trust arrangements made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or to secure or which results from required payments or deposits in connection with litigation (in each case, exclusive of obligations for the payment of borrowed money); (vii) Liens securing Purchase Money Obligations or Capitalized Lease Obligations provided the Lien charges only the asset subject to the Purchase Money Obligations or Capitalized Lease Obligations and no other asset; (viii) Liens securing the Indebtedness of any Subsidiary of the Company incurred in compliance with the provisions of this Indenture; (ix) leases, subleases, licenses and sublicenses granted to others that are entered into in the ordinary course of business; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases of personal property; (xi) banker's Liens, rights of setoff and similar Liens with respect to cash and cash equivalents on deposit in one or more bank accounts in the ordinary course of business; or (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (i) through (xi), to the extent the Indebtedness secured by such Lien is not increased from the amount originally so secured, provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same shares of Capital Stock or Indebtedness that secured the Lien extended, renewed or replaced.

               "Purchase Money Obligations" means the outstanding balance of the purchase price of real and/or personal property (including shares), title to which has been acquired or will be acquired upon payment of such purchase price, or Indebtedness to non-vendor third parties incurred to finance the acquisition of such new and not replacement real and/or personal property or any refinancing of such Indebtedness or outstanding balance.

               "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that is permitted under this Indenture; provided that such Indebtedness does not (i) result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of such Person as of the date of such proposed refinancing above the sum of
        (a) the aggregate principal amount (or accreted value, if applicable) of such Indebtedness, plus (b) the accrued interest on and the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness, plus (c) the amount of reasonable fees and expenses incurred by such person in connection with such refinancing, or
        (ii) have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (iii) have a final maturity earlier than the final maturity of the Indebtedness being refinanced.

               "Restricted  Payments"  has the  meaning   specified  in  Section
        1013(1).

               "Subordinated   Indebtedness"  means  any  Indebtedness  that  is
        subordinated to the Notes.

               "Total Consolidated Capitalization" means at any date, without duplication, the sum of (i) Consolidated Shareholders' Equity and (ii) Consolidated Indebtedness.

               "Voting Stock" means securities or other ownership interest of any Person having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such Person (without regard to the occurrence of any contingency).

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying
        (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

               "Wholly Owned Subsidiary" of a Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) 100% of (i) the issued and outstanding Capital Stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership or joint venture or (iii) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Wholly Owned Subsidiaries or by one or more of such Person's other Wholly Owned Subsidiaries, and a Wholly Owned Subsidiary means any one of them.

        (b) Amendment to Section 801 of the Original Indenture. Section 801 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding after clause (2) thereof the following new section and renumbering clause (3) thereof to be clause (4):

               "(3) if, as a result of any such transaction, the property or assets of the Company would become subject to a Lien that would not be permitted by Section 1010 hereof, the Company or such successor Person, as the case may be, shall take all necessary steps to secure the Notes issued under this Indenture such that such Notes shall then rank equally and ratably with Indebtedness secured by such Lien; and"

        (c) Amendment to Section 901 of the Original Indenture. Section 901(9) of the Original Indenture is hereby amended and restated in its entirety, solely insofar as relates to the Notes, as follows:

               "(9) to secure the Securities pursuant to Section 1010 or otherwise or to add guarantees for the benefit of the Securities; or"

        (d) Amendment to Article Ten of the Original Indenture. Article Ten of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding at the end thereof the following new sections (and Section 1008 shall apply hereto):

               "Section 1010.  Limitation on Liens.

               "The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume or permit or suffer to exist any Lien on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary that is then owned by the Company or any of its Restricted Subsidiaries (whether such shares or evidences of Indebtedness were owned as of the date of this Indenture or thereafter acquired) to secure any Indebtedness, without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created) shall be secured equally and ratably with such secured Indebtedness, so long as such secured Indebtedness shall be so secured, unless immediately thereafter, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness would not exceed 2% of Consolidated Total Assets; provided, however, that this Section 1010 shall not apply to, and there shall be excluded from secured Indebtedness in any computation under this Section 1010, Indebtedness secured by Permitted Liens.

               "Section 1011.  Limitation on Incurrence of Indebtedness.

               "The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, provided, however, that the Company and the Restricted Subsidiaries may Incur Indebtedness (other than Permitted Indebtedness) if on the date thereof the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries calculated on a pro forma basis after the Incurrence of such Indebtedness and application of the proceeds thereof, does not exceed 50% of the Total Consolidated Capitalization.

               "Section 1012. Limitation on Issuance and Sale of Voting Stock of Restricted Subsidiaries.

               The Company will not, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Voting Stock in any Restricted Subsidiary to any person (other than to the Company or a Restricted Subsidiary that is a Wholly Owned Subsidiary), except (a) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, the aggregate principal amount of the aggregate Indebtedness of the Company and its Restricted Subsidiaries, calculated on a pro forma basis after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, as the case may be, and application of the proceeds thereof, does not exceed 50% of the Total Consolidated Capitalization; and (b) such issuance, transfer, conveyance, sale, lease or other disposition is for fair market value on the date thereof, as determined by the Company's Board of Directors (which determination shall be conclusive), and, after giving effect to such disposition and to any possible dilution, the Company will own not less than 80% of the shares of Voting Stock of such Restricted Subsidiary then issued and outstanding free and clear of any security interest.

               "Section 1013.  Limitation on Restricted Payments.

               "(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (a) declare or pay any dividend or make any other payment or distribution (in cash, property or other assets, other than dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock)) in respect of any Capital Stock of the Company (or any warrants, rights and options to acquire Capital Stock of the Company);

               (b) declare or pay any dividend or make any other payment or distribution (in cash, property or other assets) in respect of any Capital Stock of any Restricted Subsidiary (or any warrants, rights and options to acquire Capital Stock of such Restricted Subsidiary) unless such payment or distribution is to the Company or a Wholly Owned Subsidiary of the Company;

               (c) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company permitted under this Indenture) any Capital Stock of the Company (or any warrants, rights and options to acquire Capital Stock of the Company); or

               (d) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (i) a payment of principal at the stated maturity thereof or (ii) a purchase or other acquisition for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization obligation or principal repayment obligation, in each case, due within one year of the date of such purchase or other acquisition

        (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), if, at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                      (i) a Default or an Event of Default  shall have  occurred and be continuing (or would occur as a consequence thereof); or

                      (ii) the aggregate principal amount of the aggregate Indebtedness of the Company and its Restricted Subsidiaries, calculated on a pro forma basis, would exceed 50% of Total Consolidated Capitalization.

               "(2) So long as no default or Event of Default has occurred and is continuing or would be caused thereby (solely in the case of clauses
        (c) and (e) below), the provisions in Section 1013(1) do not prohibit:

               (a) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted by this Indenture on the date of declaration;

               (b) the acquisition of any shares of Capital Stock of the Company either (I) solely in exchange for shares of Capital Stock of the Company or (II) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company ) of shares of Capital Stock of the Company;

               (c) the payment, purchase, redemption or other acquisition of Subordinated Indebtedness either (I) solely in exchange for shares of Capital Stock of the Company or (II) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of (A) shares of Capital Stock of the Company or (B) Refinancing Indebtedness;

               (d) repurchase of shares of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of those options; and

               (e) payments made to the holders of shares of Capital Stock in any Person that is merged or consolidated with the Company pursuant to any merger, consolidation or sale of assets effected in accordance with this Indenture."

        SECTION 5. Governing Law; First Supplemental Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State. The terms and conditions of this First Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed. If any item of this First Supplemental Indenture shall be inconsistent with the terms of Article Six of the Original Indenture, the terms of the Original Indenture shall govern.

        SECTION 6. Acceptance by Trustee and the Company. Subject to Section 9 hereof, the Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Original Indenture. The Company acknowledges that the Trustee is entitled to the rights and benefits conferred upon it by the Original Indenture.

        SECTION 7. Counterparts. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

        SECTION 8. Headings. The headings of this First Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

        SECTION 9. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

        IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed as of the day and year first above written.




COMPANY:                                    NYMAGIC, INC.


                                            By:  /s/ George R. Trumbull
                                                --------------------------------
                                                Name:  George R. Trumbull
                                                Title: Chairman and Chief
                                                       Executive Officer


                                            By:  /s/ Thomas J. Iacopelli
                                                --------------------------------
                                                Name:  Thomas J. Iacopelli
                                                Title: Chief Financial Officer
                                                       and Treasurer





TRUSTEE:                                    WILMINGTON TRUST COMPANY,
                                            not in its individual capacity, but
                                            solely as Trustee

                                            By:  /s/ Anita E. Dallago
                                                --------------------------------
                                                Name:  Anita E. Dallago
                                                Title: Senior Financial Services
                                                       Officer

                                                                       Exhibit A

                                 [Form of Note]

[Legend for inclusion in Global Note -- THIS NOTE IS A GLOBAL SECURITY REFERRED TO IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[Legend for  inclusion  in Global Note -- UNLESS  THIS NOTE IS  PRESENTED  BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[The following legends to be included on all Notes (other than Exchange Notes) until, in the case of any Note, the holding period applicable to such Note under Rule 144(k) of the Securities Act expires, such Note is resold pursuant to a registration statement that has been declared effective under the Securities Act or such legend has been removed in accordance with other provisions of the Indenture -- THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED
INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS
SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE

INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.


THIS NOTE MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA, (II) A "PLAN" DESCRIBED IN
SECTION 4975 OF THE  INTERNAL  REVENUE  CODE OF 1986,  AS AMENDED (THE  "CODE"),
(III) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), UNLESS THE ACQUISITION AND HOLDING OF THIS NOTE BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS NOTE, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.]

                          Principal Amount: $ o[For inclusion in Global Notes --
                                                 (or such other amount as is set
                                                    forth on Schedule A hereto)]


No. [RA- o]
    [R - o]
CUSIP No. [o]
ISIN No. [o]


                                  NYMAGIC, INC.

                           6.50% Senior Notes due 2014

        NYMAGIC, INC., a New York corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to ___________________________, or registered assigns, the principal sum of
__________________ DOLLARS ($_______) [For inclusion in Global Notes -- or such other principal amount as is set forth on Schedule A hereto] on March 15, 2014, and to pay interest thereon from March 11, 2004, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2004, and at Maturity, at the rate of 6.50% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided that interest payable at Maturity shall be paid to the Person to whom principal is payable on such date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Wilmington, Delaware or in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; provided, further, that if this
Note is a Global Note registered in the name of a Depository or its nominee, then, anything in the Indenture or the Notes to the contrary notwithstanding, payments of the principal of and premium, if any, and interest on this Note shall be made by wire transfer.

        This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of March 11, 2004 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of March 11, 2004 (the "First Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and all other indentures supplemental thereto, is herein called the "Indenture"), each between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture and subject to the right of the Company to re-open such series for issuance of additional Securities of such series upon the terms and subject to the conditions specified in the Indenture).

        The Notes may be redeemed, in whole or from time to time in part, at the Company's option on any date (each, a "Redemption Date") at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 37.50 basis points, plus, in the case of both clause (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to a Redemption Date will be payable to the Holders of the Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

        As used in this Note, the following terms have the meanings set forth below:

        "Treasury  Rate"  means,  with  respect to any  Redemption  Date for the
Notes: (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business
Day" means any day other than Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        "Comparable Treasury Issue" means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

        "Independent Investment Banker" means, with respect to any Redemption Date for the Notes, Keefe, Bruyette & Woods, Inc. or Ferris, Baker Watts, Incorporated, and their respective successors, whichever is selected by the Trustee after consultation with the Company, or, if both such firms or any successor to either such firm, as the case may be, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes: (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (b) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, or (c) if the Trustee obtains only one Reference Treasury Dealer Quotation for the Redemption Date, that Reference Treasury Dealer Quotation.

        "Reference Treasury Dealer" means, with respect to any Redemption Date for the Notes, five primary U.S. Government securities dealers in New York City (a "Primary Treasury Dealer"), selected by the Trustee in consultation with the Company. If any such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the

Trustee, in consultation with the Company, will substitute another Primary Treasury Dealer for that Reference Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Final Maturity Date"  means March 15, 2014.

        Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Notes to be redeemed. If less than all the Notes are to be redeemed at the option of the Company, the Trustee will select, in such manner as it deems fair and appropriate, the Notes (or portions thereof) to be redeemed. Unless the Company defaults in payment of the Redemption Price (including, without limitation, interest, if any, accrued to the applicable Redemption Date), on and after the applicable Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption on such Redemption Date.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the Office or Agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in fully registered form without coupons in the denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

        [This paragraph to be omitted from Exchange Notes -- In addition to rights provided to the Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 11, 2004 among the Company, Keefe, Bruyette & Woods, Inc. and Ferris, Baker Watts, Incorporated (as the same may be amended or supplemented from time to time in accordance with its terms, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Holders of the Notes will, subject to certain exceptions and on the terms and subject to the conditions specified in the Registration Rights Agreement, have the right to exchange their Notes for a like principal amount of Exchange Notes issued under the Indenture, which Exchange Notes will have been registered under the Securities Act. The Holders of the Notes shall be entitled to receive certain Additional Interest on the Notes in the event such exchange offer is not consummated or upon certain other conditions, on the terms and subject to the conditions and exceptions set forth in the Registration Rights Agreement.]

        The Indenture contains provisions whereby (i) the Company may be discharged from their obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money and/or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Notes when (1) either (A) all Notes previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all Notes (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year and, in the case of (i), (ii) or (iii) above, the Company has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such Notes not theretofore delivered to the Trustee for cancellation in respect of principal, premium, if any, and interest to the date of such deposit (if such Notes have become due and payable) or to the Stated Maturity or Redemption Date thereof, as the case may be, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

This Note may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signatures of its duly authorized officers.

Dated:  ______________




                                       NYMAGIC, INC.




                                       By:
                                             -----------------------------------
                                             Name:  George R. Trumbull
                                             Title: Chairman and Chief Executive
                                                    Officer


                                       By:
                                             -----------------------------------
                                             Name:  Thomas J. Iacopelli
                                             Title: Chief Financial Officer and
                                                    Treasurer




TRUSTEE'S  CERTIFICATE  OF
AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
not in its individual capacity, but
solely as Trustee



By:
   ----------------------------------
          Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                      TEN COM--as tenants in common
                      TEN ENT--as tenants by the entireties
                      JT TEN--as joint tenants with right of survivorship and not as tenants in common
                      UNIF GIFT MIN ACT-- ___________Custodian_____________
                                            (Cust)               (Minor)

                                          under the Uniform Gift to Minors Act

                                          --------------------------------
                                                      (State)

           Additional abbreviations may also be used though not in the above list.

                     --------------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

  ---------------------------------------------------------


  ---------------------------------------------------------





--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


--------------------------------------------------------------------------------
the within security and all rights thereunder, hereby irrevocably constituting and appointing

                                                                        Attorney
------------------------------------------------------------------------
to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:                                         Signed:
      ----------------------------------              --------------------------

         Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

                   [For inclusion in Global Notes] SCHEDULE A


     The initial principal amount of this Global Note is ________ Dollars ($_______). The following increases or decreases in the principal amount of this Global Note have been made:

===================== ================== ================== ================== ==================
                      Amount of          Amount of          Principal amount
                      increase in        decrease in        of this Global     Signature of
                      principal amount   principal amount   Note following     authorized
                      of this Global     of this Global     such decrease or   signatory of
Date made             Note               Note               increase           Trustee
--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------

===================== ================== ================== ================== ==================

          [For inclusion in Notes bearing the Private Placement Legend]


                              TRANSFER CERTIFICATE


                                Re: NYMAGIC, INC.
                                    6.50% Senior Notes due 2014 (the "Notes")
                                    -----------------------------------------

Capitalized terms used but not defined in this Certificate shall have the meanings given to such terms in the Indenture (as defined in the Note to which this Certificate is attached).

The undersigned (the "Transferor") has requested a transfer of this Note or a portion hereof (in either such case, the "Specified Notes"). In connection with such request, the Transferor does hereby certify that such transfer is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (as indicated by the applicable box checked below), or the transfer does not require registration under the Securities Act because (as indicated by the applicable box checked below):

        (a)|_| The Specified Notes are being transferred pursuant to an effective registration statement under the Securities Act.

        (b)|_| The Specified Notes are being acquired for the Transferor's own account, without transfer.

        (c)|_| The Specified Notes are being transferred pursuant to and in compliance with Regulation S under the Securities Act.

        (d)|_| The Specified Notes are being transferred in compliance with Rule 144A ("Rule 144A") under the Securities Act to a Person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A) (a "QIB") that is purchasing the Specified Notes for its own account or for the account of another QIB, in each case to whom notice has been given that the transfer is being made in reliance on Rule 144A.

        (e)|_| The Specified Notes are being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (or any successor thereto) thereunder.

This Certificate and the statements contained herein are made for the benefit of, and may be conclusively relied upon by, the Trustee and the Company.


                                     -------------------------------------------
                                     (Insert Name of Transferor)




                                     By:
                                        ----------------------------------------


Date:
      ----------------------


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

TO BE COMPLETED BY TRANSFEREE
IF (d) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a QIB (as defined above) and is aware that the Specified Notes (as defined above) are being transferred in reliance on Rule 144A (as defined above), (ii) the undersigned is acquiring the Specified Notes for its own account or for the account of one or more other QIBs over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Specified Notes are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee acknowledges and agrees that the Specified Notes have not been registered under the Securities Act (as defined above), and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof and in the Indenture pursuant to which the Notes were issued.

Dated:
       ------------------------             ------------------------------------
                                            (Insert Name of Transferee)




                                            By:
                                               ---------------------------------
                                               Executive Officer













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